EXHIBIT 10.4.3

VISTEON CORPORATION 2010 INCENTIVE PLAN

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Visteon Corporation, a Delaware corporation (together with its subsidiaries, the “Company”), subject to the terms and conditions of the Visteon Corporation 2010 Incentive Plan (the “Plan”) and this Agreement, hereby grants to the Participant named in the Notification Summary or Appendix to this Agreement, non-qualified stock options (“Option”) as further described below.
1.Grant of Option.
The Company hereby grants to the Participant an “Option” to purchase the number of shares of common stock of the Company (“Option Shares”) set forth in the Notification Summary or Appendix, effective as of the date or dates (“Grant Date”) and exercisable as of the date or dates (“Vesting Dates”) at the price per Option Share (“Exercise Price”) set forth in the Notification Summary or Appendix, in accordance with the terms and conditions specified herein. In the event of certain corporate transactions, the number of Option Shares covered by this Agreement may be adjusted by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”) as further described in Section 13 of the Plan.
2.Vesting of Options.
a.During the Participant’s continuous employment with the Company, the Options will vest in accordance with the following vesting schedule:
(i)One-third will vest on the first anniversary of the Grant Date;
(ii)One-third will vest on the second anniversary of the Grant Date; and
(iii)One-third will vest on the third anniversary of the Grant Date.
b.If a Change in Control (as defined in Paragraph 3(f) of this Agreement) occurs before all of the Options granted under this Agreement have vested, the following rules will apply, in addition to the vesting provided for in Paragraph 2(a):
(i)If the Options are not assumed, converted or replaced by the acquirer or other continuing entity, the outstanding Options that have not previously vested will become fully vested immediately before the Change in Control and all vested and unexercised Options will be automatically exercised on the Participant’s behalf by the Company on the same date.
(ii)If (A) the Options are assumed, converted or replaced by the acquirer or other continuing entity and (B) the Participant’s employment is terminated within 24 months following the Change in Control by the Company without Cause (other than by reason of death or disability), the outstanding Options that have not previously vested will become fully vested immediately upon the termination of the Participant’s employment and the Participant's rights with respect to the Option will continue in effect until the date 365 days after the date of such termination (but not later than the date immediately preceding the seventh anniversary of the Grant Date), subject to any other limitation on the exercise of such rights in effect at the date of exercise.
3.Termination of Employment.
a.Except as set forth in Paragraph 2(b) or in the remaining provisions of this Paragraph 3, if the Participant's employment with the Company is terminated for any reason, the Participant's right to exercise the Option will terminate on the date of termination of employment and all rights hereunder will cease. Options that have not yet vested as of the date of termination of employ-ment with the Company will be forfeited.

b.Notwithstanding the provisions of Paragraph 3a, if the Participant is placed on an approved leave of absence, with or without pay, the Participant’s rights with respect to the Option will continue in effect or continue to accrue as if the Participant was actively employed.
c.Notwithstanding the provisions of Paragraph 3a, if the Participant's employ-ment with the Company is terminated by reason of retirement, disability (as defined in the Company’s long-term disability plan) or death, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant's rights with respect to the Option will continue in effect or continue to accrue for the period ending on the date immediately preceding the seventh anniversary of the Grant Date, subject to any other limitation on the exercise of such rights in effect at the date of exercise. For purposes of this Agreement, “retirement” means the Participant terminates employment either (1) after attaining age 55 and completion of at least 10 years of service, or (2) after completion of at least 30 years of service, regardless of age.
d.Notwithstanding the provisions of Paragraph 3a, if the Participant's employment with the Company is terminated by reason of voluntary quit, the Participant's rights with respect to Options that are vested at the date of termination will continue in effect until the date 90 days after the date of such termination (but not later than the date immediately preceding the seventh anniversary of the Grant Date), subject to any other limitation on the exercise of such rights in effect at the date of exercise. Options not yet vested at the date of termination will be forfeited.
e.Notwithstanding the provisions of Paragraph 3a, if the Participant's employ-ment with the Company is involuntarily terminated by the Company without Cause and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant's rights with respect to the Option will continue in effect until the date 365 days after the date of such termination (but not later than the date immediately preceding the seventh anniversary of the Grant Date), subject to any other limitation on the exercise of such rights in effect at the date of exercise. Options not yet vested at the date of termination will be forfeited. For purposes of this Paragraph 3e, “Cause” for termination by the Company of the Participant’s employment shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by (A) if the Participant is an executive officer of the Company, the Board of Directors, or (B) if the Participant is not an executive officer of the Company, the head of the Company’s global human resources department, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company, and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes by clear and convincing evidence that Cause exists.
f.For purposes of this Agreement, the term “Change in Control” has the meaning given to that term in the Plan, modified as follows:
(i) by substituting for paragraph (B) of the definition of that term in the Plan, the following language:
“(B) within any twelve month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the twelve month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twelve month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest);”
(ii) The consummation of the sale of the Company’s shares in Halla Visteon Climate Control Corporation pursuant to the Share Purchase Agreement by and among VIHI, LLC, the Company, Hahn & Co. Auto Holdings Co. Ltd. And Hankook Tire Co. LTD dated as of December 17, 2014 will not constitute a Change in Control for Purposes of this Agreement.
4.Cancellation of the Option.
The Option will terminate, and cease to be exercisable, on the earliest of the following:
a.The date immediately preceding the seventh anniversary of the Grant Date; or
b.In the event of the Participant's termination of employment with the Company, such earlier date as determined in accordance with the rules set forth in Paragraph 3.
5.Exercise of Option.
a.The Participant may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option that has become vested and that has not been cancelled under Paragraphs 3 and 4 by providing notice of exercise to the Company (in a form acceptable to the Company) specifying the whole number of Option Shares with respect to which the Option is being exercised, (i) accompanied by payment of the exercise price, withholding taxes and any applicable fees and expenses for such Option Shares in cash or by check, (ii) providing notice to the Company (in a form acceptable to the Company) to withhold such number of Option Shares otherwise deliverable upon exercise of the Option having an aggregate “fair market value”, as determined by the Committee, equal to the aggregate exercise price, or (iii) through a cashless exercise procedure established by the Committee, provided that if the Participant is an executive officer of the Company, the Company shall have approved such exercise in advance. If the Participant lives in a jurisdiction other than the United States, the Committee has the right to limit the means of exercise to only the foregoing clauses (ii) or (iii). For purposes of determining the payment described in clause (i) above, and for purposes of determining the number of Option shares to withhold as described in clause (ii) above, “fair market value” shall be the closing price for shares of common stock of the Company as reported on any applicable market on which shares of common stock of the Company are traded or reported on the trading day immediately preceding the date of exercise.
b.After receiving proper notice of exercise and full payment of the exercise price, including full payment of any taxes, any brokerage fees associated with the sale of the Option Shares, and any other applicable fees and expenses, the Company will issue to the Participant (or the Participant's beneficiary) the Option Shares purchased and not surrendered.
c.Notwithstanding the foregoing, the Option will not be exercisable if and to the extent the Committee determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Stock is then traded, or would violate the laws of any applicable jurisdiction, and the exercise thereof may be limited or delayed until such requirements are met.

d.The Company may retain the services of a third-party administrator to effectuate Option exercises and to perform other administrative services in connection with the Plan. To the extent that the Company has retained such an administrator, any reference to the Company shall be deemed to refer to such third party administrator retained by the Company, and the Company may require the Participant to exercise the Participant's Options only through such third-party administrator.
6.Withholding.
The Company may deduct and withhold from any cash payable or Option Shares deliverable to the Participant or may, as a condition to the issuance of any Option Shares hereunder, require the Participant to pay to the Company or otherwise indemnify the Company to its satisfaction, such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes in connection with any exercise of the Option. If the Company withholds Option Shares otherwise deliverable to the Participant in connection with the Participant’s exercise of an Option as described in clauses 5.a.(i) or (ii) above, the Company shall withhold a number of Option Shares having a “fair market value”, as determined by the Committee, equal to the amount required to be withheld. For purposes of such exercises, the “fair market value” shall be the closing price for shares of common stock of the Company as reported on any applicable market on which shares of common stock of the Company are traded or reported on the trading day immediately preceding the date of exercise.
7.Conditions on Option Award.
Notwithstanding anything herein to the contrary, the Committee may cancel the Option, and may refuse to deliver any Option Shares for which the Participant (or the Partici-pant's beneficiary) has tendered a notice of exercise and payment of the exercise price, if:
a.During the period from the date of the Participant's termination of employ-ment from the Company to the date any Option Shares purchased hereunder are delivered to the Participant (or the Participant's beneficiary), the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant's supervision while the Participant was in the employ of the Company or (ii) engaged in any activity that is directly or indirectly in competition with any activity of the Company; or
b.The Committee determines that the Participant, at any time (whether before or after termination of employment with the Company, and whether before or after the grant of this Option), acted in any manner detrimental to the best interests of the Company.
In the event that the Committee refuses to deliver Option Shares under this Paragraph 7, the amount of the exercise price and taxes, if any, tendered by the Participant or the Participant's beneficiary for purchase of the Option Shares will be promptly returned to the Participant or the beneficiary.
8.Nontransferability.
Except as provided in Paragraph 9 of this Agreement, the Participant has no rights to sell, assign, transfer, pledge, or otherwise alienate the Option under this Agreement, and any such attempted sale, assignment, transfer, pledge or other conveyance will be null and void. The Option will be exercisable during the Participant's lifetime only by the Participant (or the Participant's legal representative).
9.Beneficiary.
The Participant may designate a beneficiary to exercise the Option after the Partici-pant's death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant's beneficiary will be the Participant's estate. The Participant may from time to time revoke or change the Participant's beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If a Participant designates his or her spouse as beneficiary, such designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company prior to the Participant's death, and in no event will any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the underlying Option Shares, until the Committee determines the identity of the beneficiary, or the Committee may deem the Participant's estate as beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.
10.Securities Law Restrictions.
a.    The Participant acknowledges that the Participant is acquiring the Option and the Option Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). The Participant agrees and acknowledges with respect to any Option Shares that have not been registered under the Act, that (a) the Participant will not sell or otherwise dispose of such Option Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (b) a legend may be placed on the certificates for the Option Shares to such effect. As further conditions to the issuance of the Option Shares, the Participant agrees for himself or herself, the Participant's beneficiary, and the Participant's heirs, legatees and legal representatives, prior to such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as the Committee determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
b.    Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may refuse to honor any notice of exercise, may delay an exercise or delay issuing Option Shares following an exercise, may impose additional limitations on the Participant's or beneficiary’s ability to exercise the Option or receive Option Shares upon exercise, and/or may impose restrictions or conditions on the Participant's or beneficiary's ability to directly or indirectly sell, hypothecate, pledge, loan, or otherwise encumber, transfer or dispose of the Option Shares acquired upon exercise, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or other law, the require-ments of any stock exchange on which the Option Shares are then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.
11.Limited Interest.
a.The grant of the Option shall not be construed as giving the Participant any interest other than as provided in this Agreement.
b.The Participant shall have no rights as a shareholder as a result of the grant of the Option, until the Option is exercised, the exercise price and applicable taxes are paid, and the Option Shares issued hereunder.
c.The grant of the Option shall not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant at any time.
d.The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.
e.The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of options, vesting provisions, and the exercise price.
12.Transfer of Personal Data.
The Company and, if the Participant is employed by a subsidiary of the Company, the Participant’s employer hold and control certain personal information about the Participant, including the Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, tax jurisdiction, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Plan (“Data”). Visteon Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant's participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and manage-ment of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Company will protect the Data by insuring that any such recipients are certified under the U.S. - E.U. Safe Harbor Framework or have entered into an agreement to hold or process such Data in compliance with Safe Harbor Principles, the E.U. Model Clauses or similar legislation of the country where the Participant resides, and will receive, possess, use, retain and transfer the Data, in electronic or other form, solely for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant's behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or direct the Company in writing or via email not to process or transfer Participant’s Data thereby discontinuing the Participant's participation in the Plan.
13.Incorporation by Reference.
The terms of the Plan are expressly incorporated herein by reference. Capitalized terms that are not defined in this Agreement will have the meaning ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.
14.Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.
15.Severability.
In the event any term or condition set forth in this Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been inserted.
16.Amendment.
The terms and conditions set forth in this Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.

17.Counterparts.
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.